UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

reAlpha Tech Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

reAlpha Tech Corp.

6515 Longshore Loop, Suite 100

Dublin, OH 43017

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 5, 2026

This supplement (the “Supplement”) supplements the definitive proxy statement on Schedule 14A (as supplemented, the “Proxy Statement”) filed by reAlpha Tech Corp. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on September 25, 2026, in connection with the Company’s 2026 annual meeting of stockholders (the “Annual Meeting”), to be held on November 5, 2026, at 9:00 a.m. Eastern Time.

As described in our Current Report on Form 8-K filed with the SEC on October 21, 2026, effective as of March 9, 2026, the Company’s Board of Directors (the “Board”), upon recommendation of the Compensation Committee of the Board, approved an updated non-executive director compensation policy, pursuant to which, the non-executive directors of the Board will be eligible to receive a total annual compensation of $100,000, consisting of: (i) $75,000 in shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issued in quarterly installments on January 30, April 30, July 30 and October 30 of each fiscal year, or $18,750 per quarter, with the number of shares issued in each quarterly installment determined by dividing $18,750 by the 10-day volume weighted average price of the Common Stock, as reported on Nasdaq, ending on and including the grant date (the “Share Awards”); and (ii) cash compensation in an amount equal to $25,000, payable in quarterly installments on the same dates as the Share Awards, or $6,250 per quarter.

This Supplement is being filed with the SEC to update the disclosure in the “Director Compensation” section of the Proxy Statement with the information included in this Supplement. This Supplement is being made available to the stockholders of the Company on or about October 21, 2026. Except as described in this Supplement, the information provided in the Proxy Statement remains unchanged. To the extent the information in this Supplement differs from or updates information in the Proxy Statement, our stockholders should rely on the information contained in this Supplement. No agenda item or proposal presented in the Proxy Statement is modified by this Supplement.

Voting Matters

This Supplement does not change the proposals to be acted upon at the Annual Meeting or the recommendations of the Board in relation thereto, which are described in the Proxy Statement. As a stockholder, your vote is very important, and the Board encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting. If you have already voted by mail, online, or by telephone, you do not need to take any action unless you wish to change your vote. Proxy cards or voting instruction forms already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION. THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN, THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH IN THE PROXY STATEMENT OR THE PROXY CARD AND THEY CONTINUE TO BE IN FULL FORCE AND EFFECT AS ORIGINALLY FILED.